UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code) Registrant's telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Corporate Capital Trust, Inc., a business development company that provides individuals with the opportunity to invest in the debt of privately owned American companies (the “Company”), issued a press release on May 23, 2017, announcing its results of operations and financial condition for the quarter ended March 31, 2017, a copy of which is attached hereto as Exhibit 99.1.

The Company will hold an earnings call on May 24, 2017, at 10:00 a.m., Eastern Time, to discuss its financial results (the “Earnings Call”). The Earnings Call can be accessed by dialing 866-524-3160. A recording of the Earnings Call will be available on the Company’s website, corporatecapitaltrust.com, approximately 48 hours after the call, and will remain available on the website for approximately 30 days.

The information furnished in this Current Report, including the press release attached hereto as Exhibit 99.1, shall not be deemed to be “filed” for the purposes of, or otherwise be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information furnished in this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in the filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar
Chief Financial Officer